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                                                                       Exhibit 4


                     PHILADELPHIA CONSOLIDATED HOLDING CORP.
                          EMPLOYEE'S STOCK OPTION PLAN
                 (AMENDED AND RESTATED EFFECTIVE MARCH 24, 2002)

         Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (referred to herein, along with its subsidiaries, as appropriate, as the "Company"), hereby amends and restates its Employees' Stock Option Plan (formerly, the Philadelphia Consolidated Holding Corp. Key Employee's Stock Option Plan, referred to herein as the "Plan") to read in its entirety as follows:

         1. Purpose. The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of its Common Stock by selected employees of the Company and its subsidiaries, and to help the Company and its subsidiaries secure and retain the services of such employees.

         2. Stock Option Committee. The Plan shall be administered by the Company's Compensation Committee, and/or by another committee or committees as may be designated by the Company's Board of Directors, or by the Company's Board of Directors itself (any such committee or committees and the Board of Directors in its capacity as administrative committee for the Plan are referred to herein as the "Committee"). The Committee shall, to the extent possible and to the extent the Board of Directors determines it to be appropriate, consist of two or more members of the Board of Directors who qualify as "Non-employee Directors." For these purposes, the term "Non-employee Director" means a member of the Company's Board of Directors who qualifies both as a "non-employee" director as that term is defined in paragraph (b)(3) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and as an "outside" director as that term is defined in Treasury Regulation Section 1.162-27.

         3. Employee Options. The Committee shall have the authority and responsibility, within the limitations of the Plan, to determine the employees to whom stock options ("Employee Options") are to be granted pursuant to this paragraph 3, the number of shares that may be purchased under each Employee Option, and the exercise price of the Option (the "Option Price"). Notwithstanding anything contained herein to the contrary, no employee shall be granted Employee Options to acquire more than one hundred thousand (100,000) shares (subject to adjustment consistent with paragraph 12, below) of Company Common Stock during any calendar year.

In determining the employees to whom Options shall be granted and number of shares to be covered by each such Employee Option, the Committee shall take into consideration the employee's present and potential contribution to the success of the Company and its subsidiaries and such other factors as the Committee may deem proper and relevant. Employees who are also officers or directors of the Company or its subsidiaries shall not by reason of such offices be ineligible to receive Employee Options under the Plan; members of the Committee shall, however, be ineligible to receive Employee Options under this Plan.

An employee receiving any Employee Option is hereafter referred to as an "Employee Optionee". Any reference herein to the employment of an Employee Optionee with the Company shall include his employment with the Company or any of its subsidiaries.
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         4. Stock Subject to Options. Subject to adjustment in accordance with paragraph 12, options to purchase a total of 3,500,000 shares of Common Stock (taking into account options previously granted under this Plan prior to this amendment and restatement) are authorized for issuance under this Plan. If, and to the extent that, stock options granted under this Plan ("Options") terminate or expire without the Options being exercised, new options may be granted with respect to the shares covered by such terminated or expired Options provided that the granting and terms of such new Options shall in all respects comply with the provision of this Plan.

Shares distributed under this Plan may be shares of Common Stock purchased by the Company for use with respect to the Plan or otherwise, shares of the Company's authorized and unissued Common Stock, shares of the Company's issued Common Stock held in the Company's treasury, or any combination of such shares.

There shall be reserved at all times for issuance under this Plan a number of shares of Common Stock (either authorized and unissued shares or shares held in the Company's treasury, or both) equal to the maximum number of shares which may be distributed under this Plan.

         5. Option Price of Each Employee Option. The Option Price of each Option shall be the fair market value of a share of the Company's Common Stock at the time the Option is granted, as determined by the Committee. For these purposes, the fair market value of the Common Stock shall be equal to the closing price of the Common Stock on the day of grant as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, or as reported on such other stock exchange, wherever the Common Stock may be listed, on such date as reported in the Wall Street Journal, or if there is no closing price reported, then fair market value of the Common Stock shall mean the average between the closing bid and asked prices for the Common Stock on such date as reported. If there are no sales reports or bid or asked quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports or bid or asked quotations shall be used, as applicable and as the Committee may determine.

         6. Expiration and Termination of the Plan. Options may be granted under this Plan at any time and from time to time, and such Options shall remain in effect until they have been exercised or have terminated pursuant to paragraph 8 below. This Plan may be terminated or modified at any time by the Company's Board of Directors except with respect to any Options then outstanding under the Plan; provided that the approval of the Company's shareholders shall be required for each amendment that would materially increase the benefits accruing to participants under this plan, increase the number of shares which may be issued under this Plan, or materially modify the requirements as to eligibility for participation in this Plan.

No modification, extension, renewal or other change in any Option granted under this Plan shall be made after the grant of such Option, unless the same is consistent with the provisions of this Plan.



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         7. Exercisability and Duration of Options.

                  (a) An Employee Option granted under this Plan shall become exercisable in accordance with such schedule or terms as may be determined at the discretion of the Committee and as set forth in the documentation provided to the Employee at the time an Employee Option is granted.

                  (b) The unexercised portion of any Employee Option granted under this Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                         (1) the expiration of ten years from the date on which
such option was granted;

                         (2) the expiration of 30 days from the date of
not-for-cause termination of the Optionee's employment with the Company; provided that if the Optionee shall die during such 30 day period the provisions of sub-paragraph (3) below shall apply;

                         (3) the expiration of six months following the issuance
of letters testamentary or letters of administration to the executor or administrator of a deceased Optionee, if the Optionee's death occurs either during his employment with the Company or during the 30 day period following the date of a not-for-cause termination of such employment, but not later than one year after the Optionee's death;

                         (4) the termination of the Optionee's employment with
the Company for cause, including breach by the Optionee of an employment agreement with the Company or any of its subsidiaries or the Optionee's commission of a felony or misdemeanor (whether or not prosecuted) against the Company or any of its subsidiaries;

                         (5) the expiration of such period of time or the
occurrence of such event as the Committee in its discretion may provide upon the granting thereof.

                  (c) Notwithstanding any other provision of this Plan to the contrary, Employee Options, whenever granted, that became immediately exercisable upon the Company's consummation of its initial public offering shall not by reason thereof be deemed to conflict with the provisions of this Plan; and Employee Options granted prior to the effective date of the registration statement under the Securities Exchange Act of 1934 with respect to the Company's Common Stock pursuant to a delegation of authority from the Committee shall not be deemed to conflict with the provisions of this Plan by reason of such delegation.

         8. Exercise of Options. Options granted under this Plan shall be exercised by the Optionee (or by his executors and administrators, as provided in paragraph 9) as to all or part of the shares covered thereby, by the giving of notice of the exercise thereof to the Company at its principal business office, specifying the number of shares to be purchased and specifying a business day not more than 15 days from the date such notice is given, for the payment of the purchase price, by certified or cashier's check or wire transfer, against delivery of the shares being purchased. At the discretion of the Committee, an Optionee can be required to provide up to five business days notice of his or her intention to exercise an Option; provided, however, that


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if notice is given prior to the termination date of an Option, the Option shall not terminate merely by reason of the subsequent occurrence of the termination date during the five day notice period. The giving of such notice to the Company shall constitute an irrevocable election to purchase the number of shares specified in the notice, which may be specifically enforced by the Company.

The Company shall cause certificates for the shares so purchased to be delivered to the Optionee or his executors or administrators at its principal business office, against payment of the purchase price, on the date specified in the notice of exercise, subject to an amount equal to the income taxes required to be withheld by the Company from the Optionee with respect to such purchase being paid to the Company on such date.

Notwithstanding anything contained herein to the contrary, the Committee may provide in the option documents provided with respect to any Option granted under the Plan for alternative means whereby the Option may be exercised, including, but not limited to withholding a number of shares otherwise transferable to the Optionee for the purpose of satisfying any applicable withholding obligations or for payment of the Option Price and permitting any other method of "cashless" exercise, such provisions to be included and/or limited at the sole discretion of the Committee.

         9. Nontransferability of Option. No Option granted under this Plan shall be transferable by the Optionee other than to the Optionee's executors or administrators by will or the laws of descent and distribution. Notwithstanding the foregoing, any Option may be transferred (i) pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, or (ii), to the extent provided for in the option documents provided with respect to any Option granted under the Plan, at the discretion of the Committee, by the Optionee to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that the Optionee receives no consideration for a Family Transfer and provided further that any Options so transferred continue to be subject to the same terms and conditions that were applicable to such Options immediately prior to the transfer.

In the event of the Optionee's death during his employment with the Company, his Option shall, unless previously transferred as specifically permitted under this Paragraph 9, be exercisable thereafter in accordance with the terms and conditions of the Option only by his or her executors or administrators.

         10. Rights of Optionee. Neither the Optionee nor his executors or administrators shall have any of the rights of a stockholder of the Company with respect to the shares subject to any Option until certificates for such shares shall have been issued and distributed.

         11. Right to Terminate. Nothing in this Plan shall confer upon any Optionee the right to continue as an employee or director of the Company or affect the right of the Company or any of its subsidiaries to terminate the Optionee's employment or directorship at any time, subject, however, to applicable law and the provisions of any agreement of employment between the Company or any of its subsidiaries and the Optionee.


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         12. Adjustment Upon Changes in Capitalization, etc. In the event of any stock split, stock dividend, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any Option theretofore granted under this Plan is outstanding but unexercised, the Committee shall make such adjustments in the character and number of shares subject to the Option and in the Option Price as shall be equitable and appropriate in order to make the Option as nearly as may be practicable equivalent to such Option immediately prior to such change; provided that no such adjustment shall give the Optionee any additional benefits under his Option.

If the Company participates in any transaction resulting in a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors of the Company or any surviving or acquiring corporation shall take such action as is equitable and appropriate to substitute a new stock option for the old one, or to assume the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option.

If any such change or transaction shall occur, the number and kind of shares for which stock options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

         13. Form of Agreements with Optionee. Each Option granted under this Plan shall be substantially in a form to be drafted by the Committee consistent with the provisions of this Plan.

         14. Purchase for Investment and Legality. The Optionee, by his acceptance of an Option granted under this Plan, shall represent and warrant to the Company that his purchase and receipt of shares of Common Stock thereunder shall be for investment and not with a view to distribution, provided that such representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933 or is exempt from registration under such Act.

The obligation of the Company to issue shares upon the exercise of an Option shall also be subject as conditions precedent to compliance with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange or market upon which the Company's securities shall be listed.

The Company may endorse an appropriate legend referring to the foregoing restrictions upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of any Option granted under this Plan.

         15. Withholding. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

         16. Effective Date of Plan. This amended and restated Plan shall become effective upon its adoption by the Board of Directors of the Company, subject however to its approval by the Company's stockholders after the date of such adoption.


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